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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                Jurisdiction
                                                              of Incorporation
Subsidiaries                                                   or Organization
------------                                                  ----------------
Abercrombie & Fitch Holding Corporation (a)                   Delaware
Abercrombie & Fitch Distribution Company (b)                  Ohio
Abercrombie & Fitch Fulfillment Company (b)                   Ohio
Abercrombie & Fitch Management Co. (b)                        Delaware
A&F Trademark, Inc. (c)                                       Delaware
Abercrombie & Fitch Stores, Inc. (c)                          Ohio
Abercrombie & Fitch Trading Co. (c)                           Ohio
Abercrombie & Fitch International Inc. (c)                    Delaware
Abercrombie & Fitch Limited (c)                               United Kingdom
J.M.H. Trademark, Inc. (d)                                    Delaware
A&F Ohio, Inc. (e)                                            Ohio
A&F West Coast Holding, Inc. (e)                              Delaware
J.M. Hollister, LLC (e)                                       Delaware
A&F Michigan, Inc. (f)                                        Virginia
Hollister Michigan, LLC (g)                                   Virginia
Hollister Ohio, LLC (h)                                       Ohio
A&F California, LLC (i)                                       Ohio
Hollister California, LLC (i)                                 Ohio
Abercrombie & Fitch Procurement Services LLC (k)              Ohio
A&F Canada Holding Co. (l)                                    Delaware
AFH Canada Stores Co. (m)                                     Canada

(a)  Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant.

(b)  Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation.

(c)  Wholly-owned subsidiary of Abercrombie & Fitch Management Co.

(d)  Wholly-owned subsidiary of A&F Trademark, Inc.

(e)  Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.

(f)  Together   Abercrombie  &  Fitch  Stores,  Inc.  and  Abercrombie  &  Fitch
     Management Co. own all the shares of A&F Michigan Inc.

(g)  Wholly-owned  subsidiary of A&F Michigan,  Inc.

(h)  Wholly-owned subsidiary of A&F Ohio,  Inc.

(i)  Wholly-owned  subsidiary of A&F West Coast Holding, Inc.

(j)  Wholly-owned subsidiary of Hollister Co.

(k)  Wholly owned subsidiary of Abercrombie & Fitch Trading Co.

(l)  Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.

(m)  Wholly-owned subsidiary of A&F Canada Holding Co.

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